                                                                      EXHIBIT AA

                            FLEET CAPITAL CORPORATION
                   One Federal Street, Mail Stop MA DE 10307X
                           Boston, Massachusetts 02110


                                                                October 10, 2003


The Borrowers under the Credit Agreement
described below
c/o Alternative Resources Corporation
600 Hart Road, Suite 300
Barrington, Illinois  60010
Attention:  Chief Financial Officer

Wynnchurch Capital Partners, L.P.
Wynnchurch Capital Partners Canada, L.P.
c/o Wynnchurch Capital Ltd.
Two Conway Park
150 Field Drive, Suite 165
Lake Forest, Illinois  60045
Attn: John A. Hatherlyw

      Re:   LETTER AGREEMENT

Ladies and Gentlemen:

      Reference is made to the Credit and Security Agreement dated as of January 31, 2002 among Alternative Resources Corporation, ARC Service, Inc., ARC Solutions, Inc., ARC Midholding, Inc., Writers Inc., ARC Technology Management LLC, ARC Staffing Management LLC, and ARC Shared Services LLC, as joint and several borrowers (the "Borrowers"), and Fleet Capital Corporation, as lender (the "Lender"), as amended by a First Amendment to Credit Agreement and Waiver dated as of August 8, 2001, a Second Amendment to Credit Agreement dated as of August 30, 2002, a Third Amendment to Credit Agreement dated as of November 14, 2002, and a Waiver, Joinder and Fourth Amendment to Credit Agreement dated as of December 27, 2002, a Fifth Amendment to Credit Agreement and Waiver dated as of April 14, 2003, a Sixth Amendment to Credit Agreement dated as of July 15, 2003 and a Seventh Amendment to Credit Agreement and Waiver dated as of August 14, 2003 (the "Credit Agreement"). Capitalized terms used herein as defined terms and not otherwise defined herein, have the meanings ascribed thereto in the Credit Agreement.

      Reference is further made to that certain Guaranty Agreement dated as of April 14, 2003 made by Wynnchurch Capital Partners, L.P., and Wynnchurch Capital Partners Canada, L.P. (collectively, "Wynnchurch"), for the benefit of the Lender, as amended by a First Amendment to Guaranty Agreement dated as of July 15, 2003 (the "Guaranty Agreement").

                                Exhibits: Page 2

      The Borrowers and Wynnchurch have requested that the Lender agree to temporarily increase the Initial Overadvance Limit to, and maintain the Initial Overadvance Limit at, $2,000,000 for the period from and including September 11, 2003 to and including November 11, 2003 (the "Temporary Increase Period"), it being understood that any payments made in respect of accounts receivable owing to the Borrowers by BlueCurrent shall not reduce the Initial Overadvance Limit during the Temporary Increase Period. The Lender is willing to so increase the Initial Overadvance Limit, subject to Wynnchurch's agreement that the Initial Guaranty Amount (as defined in the Guaranty Agreement) shall also be increased to, and maintained at, $2,000,000 during the Temporary Increase Period, it being understood that any payments made in respect of accounts receivable owing to the Borrowers by BlueCurrent shall not reduce the Initial Guaranty Amount during the Temporary Increase Period.

      This Letter Agreement sets forth the mutual understanding and agreement of the Borrowers, the Lender and Wynnchurch that, notwithstanding the terms of the Credit Agreement and the Guaranty Agreement, the Initial Overadvance Limit and the Initial Guaranty Amount shall each be deemed to mean $2,000,000 during the Temporary Increase Period, and neither shall not be reduced during the Temporary Increase Period as a result of payments made in respect of accounts receivable owing to the Borrowers by BlueCurrent. Following termination of the Temporary Increase Period, both the Initial Overadvance Limit and the Initial Guaranty Amount shall be deemed to be the greater of (a) the amount that the Initial Overadvance Limit would be at such time if (i) this letter Agreement had never been executed and (ii) all payments made during the Temporary Increase Period in respect of accounts receivable owing by BlueCurrent had been given effect to reduce the Initial Overadvance Limit, and (b) the actual Overadvance Amount at such time; provided that in no event shall the obligations of Wynnchurch under the Guaranty Agreement exceed the sum of (i) $2,000,000, plus (ii) in the event any payment required to be made by Wynnchurch under the Guaranty Agreement is not made when due, interest at the Post-Default Rate accruing on such unpaid amount from the date such amount became due under the Wynnchurch Guaranty, plus
(iii) the reasonable expenses (including fees and expenses of counsel), if any, incurred by the Lender in enforcement of and collection under the Guaranty Agreement.. Thereafter, the Initial Overadvance Limit and the Initial Guaranty Amount, as so determined, shall be subject to reduction in accordance with the terms of the Credit Agreement and the Guaranty Agreement.

      Except as specifically modified hereby, all of the terms of the Credit Agreement, the Guaranty Agreement, and all related documents shall continue in full force and effect.

      This Letter Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be an original, but all counterparts together shall constitute one instrument. Delivery of an executed signature page hereto by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

      This Letter Agreement supercedes that certain letter agreement dated as of September 11, 2003 among the parties hereto relating to the subject matter hereof, and shall be effective as of September 11, 2003.

                   [Balance of page intentionally left blank]



                                Exhibits: Page 3

      This Letter Agreement shall be governed by the laws of The Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                                          Very truly yours,

                                          FLEET CAPITAL CORPORATION


                                          By:     /s/ Christopher Godfrey
                                                  ------------------------------
                                          Name:   Christopher Godfrey
                                          Title:  Senior Vice President

Acknowledged and agreed:

ALTERNATIVE RESOURCES CORPORATION


By:     /s/ Steve Purcell
        ------------------------------
Name:   Steve Purcell
Title:  Chief Financial Officer

ARC SERVICE, INC.


By:     /s/ Steve Purcell
        ------------------------------
Name:   Steve Purcell
Title:  Chief Financial Officer

ARC SOLUTIONS, INC.


By:     /s/ Steve Purcell
        ------------------------------
Name:   Steve Purcell
Title:  Chief Financial Officer

ARC MIDHOLDING, INC.


By:     /s/ Steve Purcell
        ------------------------------
Name:   Steve Purcell
Title:  Chief Financial Officer



                                Exhibits: Page 4

WRITERS INC.


By:     /s/ Steve Purcell
        ------------------------------
Name:   Steve Purcell
Title:  Chief Financial Officer

ARC TECHNOLOGY MANAGEMENT LLC

By:     ARC SERVICE, INC., its Manager and sole member


By:     /s/ Marino Petropoulos
        ------------------------------
Name:   Marino Petropoulos
Title:  Treasurer


ARC STAFFING MANAGEMENT LLC

By:     ARC SERVICE, INC., its Manager and sole member


By:     /s/ Marino Petropoulos
        ------------------------------
Name:   Marino Petropoulos
Title:  Treasurer


ARC SHARED SERVICES LLC

By:     ARC SERVICE, INC., its Manager and sole member


By:     /s/ Marino Petropoulos
        ------------------------------
Name:   Marino Petropoulos
Title:  Treasurer




                                Exhibits: Page 5

WYNNCHURCH CAPITAL PARTNERS, L.P.

By:     Wynnchurch Partners, L.P., its General Partner

By:     Wynnchurch Management Inc., its General Partner

By:     /s/ John Hatherly
        ------------------------------
Name:   John A. Hatherly
Title:  President


WYNNCHURCH CAPITAL PARTNERS CANADA, L.P.

By:     Wynnchurch Partners Canada, L.P., its General Partner

By:     Wynnchurch GP Canada, Inc., its General Partner


By:     /s/ John Hatherly
        ------------------------------
Name:   John A. Hatherly
Title:  President


                                Exhibits: Page 6